UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 22, 2014

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     As previously disclosed, Mr. Tohru Tonoike will retire from his role as president and chief operating officer of Aflac Japan effective December 31, 2014, and will assume the role of vice chairman of Aflac Japan effective January 1, 2015.  In his capacity as vice chairman, Mr. Tonoike's annual base salary will be 66.3 million yen, or approximately $556,000 based on an exchange rate of one U.S. dollar being equal to 119.55 Japanese yen, and he generally will be eligible to receive the benefits made available to other Aflac Japan employees.  He will no longer participate in Aflac’s Management Incentive Plan, and he will not receive any Aflac equity incentive compensation awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

December 22, 2014	/s/ June Howard

(June Howard) Senior Vice President, Financial Services Chief Accounting Officer